UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2015, China Auto Logistics Inc. (the “Company”) received approval from The NASDAQ Listing Qualifications Department (“NASDAQ”) to transfer the listing of the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market. This transfer will be effective at the opening of business on April 16, 2015. The NASDAQ Capital Market is a continuous trading market that operates in substantially the same manner as The NASDAQ Global Market and listed companies must meet certain financial requirements and comply with NASDAQ’s corporate governance requirements. The Company’s common stock will continue to trade under the symbol “CALI.”

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 22, 2014, the Company received notification from NASDAQ on October 16, 2014 that for the previous 30 consecutive business days, the market value of publicly held shares (“MVPHS”) of the Company’s common stock had closed below the minimum $5 million requirement for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(1)(C). In accordance with NASDAQ listing rules, the Company was afforded 180 calendar days, or until April 14, 2015, to regain compliance with the MVPHS Requirement. In anticipation of not meeting the MVPHS Requirement by April 14, 2015, the Company determined to transfer the listing of the Company’s common stock to The NASDAQ Capital Market. As stated above, this transfer will be effective at the opening of business on April 16, 2015.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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